March 24, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


        Re:    Nu Skin Asia Pacific, Inc. Form S-8 Registration Statement


Dear Ladies and Gentlemen:

        We have acted as counsel to Nu Skin Asia Pacific, Inc., a Delaware corporation (the "Company"), in connection with its proposed registration of a total of 3,825,000 shares of the Company's Class A Common Stock, par value $.001 per share, pursuant to a Registration Statement on Form S-8, none of which are issued and outstanding as of the date hereof, but which are issuable upon exercise of options and vesting of awards previously granted and to be granted in the future under the Nu Skin Asia Pacific, Inc. Amended and Restated 1996 Stock Incentive Plan.

        We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

        Based on the foregoing, we are of the our opinion that the securities being registered will, upon receipt by the Company of consideration therefor and the issuance of such securities, be duly authorized, validly issued, fully paid and nonassessable.

        Our opinion set forth herein is limited in all cases to matters arising under the Delaware General Corporation Law. We consent to the use of this opinion as an exhibit to the Registration

Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.


                                      Very truly yours,

                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.